Exhibit 4.1
Execution Copy
TAX BENEFITS PRESERVATION PLAN
dated as of
November 19, 2010
between
FIDELITY SOUTHERN CORPORATION
and
MELLON INVESTOR SERVICES LLC
as Rights Agent

TAX BENEFITS PRESERVATION PLAN
THIS TAX BENEFITS PRESERVATION PLAN (this “Rights Plan”) dated as of November 19, 2010, between Fidelity Southern Corporation, a Georgia corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agent”).
WITNESSETH
WHEREAS, (a) the Company and certain Subsidiaries (as defined below) have generated certain Tax Benefits (as defined below) for U.S. federal income tax purposes, (b) the Company desires to avoid certain types of owner shifts that could cause an “ownership change” within the meaning of Section 382 (as defined below), and thereby preserve the Company’s ability to utilize such Tax Benefits and (c) in furtherance of such objective, the Company desires to enter into this Rights Plan;
WHEREAS, on November 18, 2010, the Board of Directors of the Company authorized and declared a dividend of one preferred stock purchase right (a “Right”) for each share of Common Stock (as defined below) outstanding at the close of business (as defined below) on December 6, 2010 (the “Record Date”) and authorized the issuance, upon the terms and subject to the conditions herein, of one Right (subject to adjustment) in respect of each share of Common Stock issued after the Record Date; each Right representing the right to purchase, upon the terms and subject to the conditions herein, one one-millionth (subject to adjustment) of a share of Preferred Stock (as defined below);
NOW, THEREFORE, the parties hereto agree as follows:
SECTION 1. Definitions. The following terms, as used herein, have the following meanings:
(a) “Acquiring Person” means any Threshold Holder except:
(i) the U.S. Government;
(ii) any Exempt Person;
(iii) any Existing Holder unless (A) in the case of a Person who has been an Existing Holder at least three (3) years, such Existing Holder’s Percentage Stock Ownership increases from its lowest point on or after the Record Date, other than any increase pursuant to or as a result of (1) a stock dividend, stock split, reverse stock split or similar transaction effected by the Company, (2) any anti-dilution or similar adjustment in accordance with the terms of any Company Securities or (3) any redemption or repurchase of Company Securities by the Company, or (B) in the case of any other Existing Holder, such Existing Holder’s number of shares of Company Securities increases on or after the Record Date, other than any increase pursuant to or as a result of (1) a stock dividend, stock split, reverse stock split or similar transaction effected by the Company or (2) any anti-dilution or similar adjustment in accordance with the terms of any Company Securities.

(iv) any Person that would qualify as a Threshold Holder as a result of a redemption of Company Securities by the Company, unless and until such Person’s Percentage Stock Ownership increases on or after the date of such redemption, other than any increase pursuant to or as a result of (A) a stock dividend, stock split, reverse stock split or similar transaction effected by the Company, (B) any anti-dilution or similar adjustment in accordance with the terms of any Company Securities or (C) any redemption or repurchase of Company Securities by the Company;
(v) any Person that the Board determines, in its sole discretion, has inadvertently become a Threshold Holder, so long as such Person (or its Associate) promptly enters into, and delivers to the Company, an irrevocable commitment promptly to divest and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient Company Securities so that such Person is no longer a Threshold Holder;
(vi) any Person that has become a Threshold Holder or after becoming a Threshold Holder has increased such Person’s Percentage Stock Ownership if the Board in good faith determines that the attainment of such status or increase in Percentage Stock Ownership has not jeopardized or endangered, and likely will not jeopardize or endanger, the Company’s utilization of the Tax Benefits; provided that such Person’s Percentage Stock Ownership does not further increase following such determination by the Board, other than any increase pursuant to or as a result of (A) a stock dividend, stock split, reverse stock split or similar transaction effected by the Company, (B) any anti-dilution or similar adjustment in accordance with the terms of any Company Securities or (C) any redemption or repurchase of Company Securities by the Company;
(vii) any Person that Beneficially Owns at least a majority of the Common Stock following consummation of a Qualified Offer; and
(viii) any Strategic Investor unless such Strategic Investor’s Percentage Stock Ownership increases on or after the Record Date, other than any increase pursuant to or as a result of (A) a stock dividend, stock split, reverse stock split or similar transaction effected by the Company, (B) any anti-dilution or similar adjustment in accordance with the terms of any Company Securities, (C) any redemption or repurchase of Company Securities by the Company, or (D) the terms of an agreement between the Company and such Strategic Investor that was approved by the Board as described under the definition of “Strategic Investor”.
(b) “Associate” means, with respect to any Person, any other Person whose Company Securities are aggregated with the securities actually or constructively owned by the first Person pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder.

(c) A Person or group of Persons shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own,” and shall have “Beneficial Ownership” of, any Company Securities or any Rights, as applicable; (i) which such Person directly owns or (ii) which such Person would be deemed to own constructively pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder (including as a result of the deemed exercise of an “option” pursuant to Treasury Regulation Section 1.382-4(d) and including, without duplication, Company Securities or Rights, as applicable, owned by any Associate of such Person); provided that a Person shall not be treated as “Beneficially Owning” Company Securities pursuant to clause (i) above to the extent that such Person (1) does not have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such Company Securities and (2) properly completes and timely files a Schedule 13D or Schedule 13G under the Exchange Act (or any similar or successor report), indicating that it does not have such right or power.
(d) “Board” means the Board of Directors of the Company. Any approval, determination or other action to be taken by the Board hereunder may be taken by a duly authorized committee of the Board and any such approval, determination or other action taken by any such committee will be considered the approval, determination or action of the Board for purposes hereof.
(e) “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the States of New York, Georgia or New Jersey are authorized or obligated by law or executive order to close.
(f) “Close of business” on any given date means 5:00 p.m., Atlanta, Georgia time, on such date; provided that if such date is not a Business Day “close of business” means 5:00 p.m., Atlanta, Georgia time, on the next succeeding Business Day.
(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.
(h) “Common Stock” means the common stock, no par value, of the Company.
(i) “Company Securities” means (i) shares of Common Stock, (ii) shares of preferred stock (other than Straight Preferred Stock) of the Company and (iii) any other interest that would be treated as “stock” of the Company pursuant to Treasury Regulation Section 1.382-2T(f)(18).
(j) “Distribution Date” means the earlier of (i) the close of business on the tenth Business Day after a Stock Acquisition Date and (ii) the close of business on the tenth Business Day (or such later day as may be designated prior to a Stock Acquisition Date by the Board) after the date of the commencement of a tender or exchange offer by any Person if, upon consummation thereof, such Person would or could be an Acquiring Person; provided, however, that if either of such dates occurs after the date of this Rights Plan and on or prior to the Record Date, then the Distribution Date shall be the Record Date.
(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended, unless otherwise expressly specified.

(l) “Exempt Person” means the Company, any Subsidiary (in each case including, without limitation, in any fiduciary capacity), any employee benefit plan or compensation arrangement of the Company or any Subsidiary, or any entity or trustee holding Company Securities to the extent organized, appointed or established by the Company or any Subsidiary for or pursuant to the terms of any such employee benefit plan or compensation arrangement.
(m) “Existing Holder” means any Beneficial Owner of 5% or more of the Common Stock immediately prior to the date of this Rights Plan.
(n) “Expiration Date” means the earliest of (i) the Final Expiration Date, (ii) the time at which all Rights are redeemed as provided in Section 19 or exchanged as provided in Section 20, (iii) the first day of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward and (iv) a date prior to a Stock Acquisition Date on which the Board determines, in its sole discretion, that the Rights and the Rights Plan are no longer in the best interests of the Company and its shareholders.
(o) “Final Expiration Date” means the date that is thirty-six (36) months and one day after the date hereof; provided that if a Stock Acquisition Date occurs fewer than thirty (30) days prior to such date, then the Final Expiration Date shall be the date that is thirty (30) days after the Stock Acquisition Date.
(p) “Percentage Stock Ownership” means the percentage stock ownership interest of the Company by reason of Beneficially Owning any Company Securities, as determined in accordance with Treasury Regulation Sections 1.382-2(a)(3), 1.382-2T(g), (h), (j) and (k).
(q) “Person” means any individual, firm, corporation, joint venture, partnership, trust association, limited liability company, limited liability partnership, governmental entity, unincorporated organizations or other entity, or any group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i) and shall include any successor (by merger or otherwise) of any such entity.
(r) “Preferred Stock” means the Series B Participating Cumulative Preferred Stock, no par value, of the Company, having the terms set forth in the form of the articles of amendment attached hereto as Exhibit A.
(s) “Purchase Price” means the price (subject to adjustment as provided herein) at which a holder of a Right may purchase one one-millionth of a share of Preferred Stock (subject to adjustment as provided herein) upon exercise of a Right, which price shall initially be $30.00.
(t) “Qualified Offer” shall mean an offer determined by a majority of the Board to have each of the following characteristics with respect to the Common Stock:
(i) a tender or exchange offer for all of the outstanding shares of Common Stock at the same per-share consideration;

(ii) an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act;
(iii) an offer that is conditioned on a minimum of at least a majority of the outstanding shares of the Common Stock being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;
(iv) an offer pursuant to which the Person making such offer has announced that it intends, as promptly as practicable upon successful completion of the offer, to consummate a second step transaction whereby all shares of the Common Stock not tendered into the offer will be acquired for the same form and amount of consideration per share actually paid pursuant to the offer, subject to shareholders’ statutory appraisal rights, if any.
(u) “Section 382” means Section 382 of the Code, or any comparable successor provision.
(v) “Securities Act” means the Securities Act of 1933, as amended, unless otherwise expressly specified.
(w) “Stock Acquisition Date” means the date of the first public announcement (including the filing of a report on Schedule 13D or Schedule 13G under the Exchange Act (or any similar or successor report)) by the Company or an Acquiring Person (or an Associate thereof) indicating that an Acquiring Person has become such.
(x) “Straight Preferred Stock” means preferred stock that is not treated as stock pursuant to Treasury Regulation Section 1.382-2(a)(3). For the avoidance of doubt, the Series A Preferred Stock of the Company shall be treated as “Straight Preferred Stock” for purposes of this Rights Plan.
(y) “Strategic Investor” means any Beneficial Owner of Company Securities that is designated as a Strategic Investor (which designation must include a specific reference to this Rights Plan and this definition) in an agreement between the Company and such Strategic Investor that is approved by the Board in connection with an acquisition of Beneficial Ownership of Company Securities by such Beneficial Owner, it being understood that such agreement may include such restrictions and conditions, if any, as the Board may approve.
(z) “Subsidiary” means any other Person of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.
(aa) “Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382, of the Company or any Subsidiary.

(bb) “Threshold Holder” means (i) any Beneficial Owner of 5% or more of the Common Stock then outstanding and (ii) any Person or group of Persons that is or becomes a “5-percent shareholder” of the Company described in Treasury Regulation Section 1.382-2T(g)(1)(i) or (ii).
(cc) “Trading Day” means a day on which the principal national securities exchange or over-the-counter market on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange or over-the-counter market, a Business Day.
(dd) “Treasury Regulation” means any final, proposed or temporary regulation of the Department of Treasury under the Code and any successor regulation.
(ee) “U.S. Government” means any of (i) the federal government of the United States of America, (ii) any instrumentality or agency of the federal government of the United States of America and (iii) any Person wholly-owned by, or the sole beneficiary of which is, the federal government of the United States of America or any instrumentality or agency thereof.
SECTION 2. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Rights Plan shall refer to this Rights Plan as a whole and not to any particular provision of this Rights Plan. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Rights Plan unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Rights Plan as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Rights Plan. Any singular term in this Rights Plan shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Rights Plan, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to any statute, rules or regulations shall be deemed to refer to such statute, rules or regulations as amended from time to time and to any successors thereto.

SECTION 3. Issuance of Rights and Right Certificates.
(a) As soon as practicable after the Record Date, the Company will send a summary of the Rights substantially in the form of Exhibit B hereto, by first class mail, postage prepaid, to each record holder of Common Stock as of the close of business on the Record Date. Certificates for the Common Stock issued after the Record Date but prior to the earlier of a Distribution Date or the Expiration Date shall have printed or written on or otherwise affixed to them a legend in substantially the following form:
This certificate also evidences certain Rights as set forth in a Tax Benefits Preservation Plan between Fidelity Southern Corporation (the “Company”) and Mellon Investor Services LLC, as Rights Agent, dated as of November 19, 2010, and as amended from time to time (the “Rights Plan”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. The Company will mail to the holder of this certificate a copy of the Rights Plan without charge promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Plan, such Rights may be evidenced by separate certificates instead of by this certificate and may be redeemed or exchanged or may expire. As set forth in the Rights Plan, Rights issued or transferred to, or Beneficially Owned by, any Person who is, was or becomes an Acquiring Person (as such terms are defined in the Rights Plan), whether currently Beneficially Owned by or on behalf of such Person or by any subsequent holder, may be null and void. Rights are also subject to additional restrictions on transfer as set forth in the Rights Plan.
In addition, the confirmation and account statements sent to holders of shares of Common Stock in book-entry form (which shares of Common Stock shall also be deemed to represent Rights Certificates) shall have printed or written on or otherwise affixed to them a legend in substantially the following form:
Each share of Common Stock, no par value, of Fidelity Southern Corporation, a Georgia corporation (the “Company”), evidences certain Rights as set forth in a Tax Benefits Preservation Plan between the Company and Mellon Investor Services LLC, as Rights Agent, dated as of November 19, 2010, and as amended from time to time (the “Rights Plan”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. The Company will mail to the holder of shares to which this statement relates a copy of the Rights Plan without charge promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Plan, such Rights may be evidenced by separate certificates instead of by the shares to which this statement relates and may be redeemed or exchanged or may expire. As set forth in the Rights Plan, Rights issued or transferred to, or Beneficially Owned by, any Person who is, was or becomes an Acquiring Person (as such terms are defined in the Rights Plan), whether currently Beneficially Owned by or on behalf of such Person or by any subsequent holder, may be null and void. Rights are also subject to additional restrictions on transfer as set forth in the Rights Plan.

(b) Prior to a Distribution Date, (i) the Rights will be attached to the shares of Common Stock underlying the balances indicated in the book-entry account system of the transfer agent for the Common Stock or, in the case of certificated shares, all Common Stock certificates representing shares then outstanding and will not be evidenced by separate Right Certificates (as hereinafter defined) and the registered holders of the Common Stock shall be deemed to be the registered holders of the associated Rights, and (ii) the Rights will be transferable only in connection with the transfer of the underlying Common Stock.
(c) From and after a Distribution Date, the Rights will be evidenced solely by separate Right Certificates and will be transferable only in connection with the transfer of the Right Certificates pursuant to Section 5. As soon as practicable after the Company has notified the Rights Agent in writing of the occurrence of a Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Rights Agent, if requested and provided with all necessary information and documents, will send, by first class, insured, postage prepaid mail, to each record holder of Common Stock (at the address of such holder shown on the records of the transfer agent or registrar for the Common Stock) as of the close of business on the Distribution Date (other than any Acquiring Person or any Associate thereof), one or more Right Certificates evidencing in the case of Common Stock, one Right (subject to adjustment as provided herein) for each share of Common Stock so held. Until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that a Distribution Date has not occurred. If an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 9, the Company shall, at the time of distribution of the Right Certificates, make the necessary and appropriate rounding adjustments in accordance with Section 11(a) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights, and provide the Rights Agent with a written certificate describing such adjustments and showing any calculations. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the Business Day next following. Until such notice has been received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.
(d) Rights shall be issued in respect of all shares of Common Stock outstanding as of the Record Date or issued (on original issuance or out of treasury) after the Record Date but prior to the earlier of a Distribution Date and the Expiration Date. In addition, in connection with the issuance or sale of shares of Common Stock following a Distribution Date and prior to the Expiration Date, the Company may, with respect to shares of Common Stock so issued or sold (i) pursuant to the exercise of stock options or under any employee plan or arrangement or (ii) upon the exercise, conversion, settlement or exchange of other securities issued by the Company prior to the Distribution Date, and (iii) in any other case, if deemed appropriate by the Board, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided that no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise be made in lieu of the issuance thereof.

SECTION 4. Form of Right Certificates.
(a) The certificates evidencing the Rights (and the forms of assignment, election to purchase and certificates to be printed on the reverse thereof) (the “Right Certificates”) shall each be substantially in the form of Exhibit C hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Rights Plan, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the terms and conditions hereof, the Right Certificates, whenever distributed, shall be dated as of the Record Date.
(b) The Right Certificates shall be executed on behalf of the Company by its Chief Executive Officer, its Chairman of the Board, Chief Operating Officer or any Executive Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned, either manually or by facsimile signature, by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose manual or facsimile signature is affixed to any of the Right Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may, nevertheless, be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Plan any such Person was not such an officer.
(c) Notwithstanding any of the provisions of this Rights Plan or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates (which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent) evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price and/or the number or kind or class of shares of stock issuable upon exercise of the Rights made in accordance with the provisions of this Rights Plan.
SECTION 5. Registration; Transfer and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.
(a) Following a Distribution Date, receipt by the Rights Agent of written notice to that effect and all other relevant information and documents referred to in Section 3, the Rights Agent shall keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Right Certificates. Such books shall show with respect to each Right Certificate the name and address of the registered holder thereof, the number of Rights indicated on the Right Certificate and the certificate number.

(b) At any time after a Distribution Date and prior to the Expiration Date, any Right Certificate or Certificates may, upon the terms and subject to the conditions set forth in this Rights Plan, be transferred, split up, combined or exchanged for another Right Certificate or Certificates evidencing a like number of Rights as the Right Certificate or Certificates surrendered. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Certificates shall surrender such Right Certificate or Certificates (with, in the case of a transfer, the form of assignment and certificate on the reverse side thereof duly executed), shall make such requests in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other and further documentations as the Rights Agent or the Company may require. The Right Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Certificates until the registered holder of the Rights has (a) complied with the requirements of Section 6(f), (b) provided such additional evidence of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Right Certificate as the Rights Agent shall require, and (iii) paid a sum sufficient to cover any tax or charges that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates as required by Section 6 hereof. Upon satisfaction of the foregoing requirements, the Rights Agent shall, subject to the provisions of this Rights Plan, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Rights Agent shall forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice. The Rights Agent shall have no duty or obligation under any Section of this Rights Plan requiring the payment of taxes or charges unless and until it is satisfied that all such taxes and/or charges have been paid in full or are not payable.
(c) Subject to the provisions of this Rights Plan, at any time after a Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Company’s or the Rights Agent’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, accompanied by a signature guarantee and such other and further documentations as the Rights Agent or the Company may require the Company will issue and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.
SECTION 6. Exercise of Rights.
(a) Subject to the provisions of this Rights Plan, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including Sections 6(e), 6(f), 8(e), 12 and 20) in whole or in part at any time after a Distribution Date and prior to the Expiration Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other and further documentations as the Rights Agent or the Company may require, together with payment (in lawful money of the United States of America by electronic or wire transfer, or certified check or bank draft payable in immediately available funds to the order of the Rights Agent) of the aggregate Purchase Price with respect to the Rights then to be exercised and an amount equal to any applicable tax or charge.

(b) Except as otherwise provided herein, upon satisfaction of the requirements of Section 6(a) and subject to Section 17(k), the Rights Agent shall thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent therefor) certificates for the total number of one one-millionths of a share of Preferred Stock to be purchased (and the Company hereby irrevocably authorizes each such transfer agent to comply with all such requests) or (B) if the Company shall have elected to deposit the shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent under a depositary arrangement and provides written notice of such election to the Rights Agent, request from the depositary agent depositary receipts representing interests in such number of one one-millionths of a share of Preferred Stock to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent and the Company hereby directs any such depositary agent to comply with such request), (ii) when necessary to comply with this Rights Plan, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 11; (iii) after receipt of such certificates or depositary receipts and cash (if any), cause the same to be delivered to or upon the order of the registered holder of such Right Certificate (with such certificates or receipts registered in such name or names as may be designated by such holder) and (iv) when necessary to comply with this Rights Plan, after receipt of the cash requisitioned from the Company, deliver such cash to or upon the order of the registered holder of such Right Certificate. If the Company is obligated to deliver Common Stock or other securities or assets pursuant to this Rights Plan, the Company will make all arrangements necessary so that such securities and assets are available for delivery by the Rights Agent, if and when necessary to comply with this Rights Plan.
(c) Each Person (other than the Company) in whose name any certificate for Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any taxes or other charges) was made; provided that if the date of such surrender and payment is a date upon which the transfer books of the Company relating to the Preferred Stock are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company except as provided herein.
(d) Except as otherwise provided herein, in case the registered holder of any Right Certificate shall exercise fewer than all the Rights evidenced thereby, a new Right Certificate evidencing the number of Rights remaining unexercised shall be issued and delivered by the Company to the Rights Agent and countersigned and delivered if requested and provided with all necessary information by the Rights Agent to the registered holder of such Right Certificate, or to such holder’s duly authorized assigns, subject to the provisions of Section 11.

(e) Notwithstanding anything in this Rights Plan to the contrary, any Rights Beneficially Owned by (i) an Acquiring Person from and after the date on which the Acquiring Person becomes such or (ii) a transferee of Rights Beneficially Owned by an Acquiring Person who (A) becomes a transferee after a Stock Acquisition Date of Rights owned by the relevant Acquiring Person (or Associate thereof) on the Stock Acquisition Date or (B) becomes a transferee prior to or concurrently with a Stock Acquisition Date and, in the case of this clause (B), receives such Rights (I) with actual knowledge that the transferor is or was an Acquiring Person (or an Associate of an Acquiring Person) or (II) pursuant to either (x) a transfer (whether or not for consideration) from the Acquiring Person (or an Associate thereof) to holders of equity interests in such Acquiring Person (or in such Associate thereof) or to any Person with whom the Acquiring Person (or an Associate thereof) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (y) a transfer which the Board determines in good faith is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 6(e), shall become null and void without any further action, and no holder of such Rights (other than a transferee not of a type described in clause (ii)) shall have any rights whatsoever with respect to such Rights, whether under this Rights Plan or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 6(e) are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Right Certificates or other Person as a result of the Company’s failure to make any determinations with respect to an Acquiring Person or its Associate or any transferee of an Acquiring Person (or an Associate thereof) hereunder.
(f) Notwithstanding anything in this Rights Plan to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a holder of any Right Certificate or other securities upon the occurrence of any purported transfer pursuant to Section 5 or exercise pursuant to this Section 6 unless such registered holder of the applicable Rights (i) shall have properly completed and duly executed the certificate contained in the form of assignment or election to purchase, as the case may be, set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise, as the case may be, (ii) shall not have indicated an affirmative response to clause 1 or 2 thereof, (iii) shall be in compliance with Section 12, (iv) shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof as the Company or the Rights Agent shall require and (v) shall have paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer or exchange of Rights Certificates as required by Section 8(e) hereof.
SECTION 7. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for exercise, transfer, split up, redemption, combination or exchange shall, if surrendered to the Company or to any of its agents (other than the Rights Agent), be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in respect or lieu thereof except as expressly permitted by this Rights Plan. The Company shall deliver to the Rights Agent for cancellation, and upon receipt thereof with written instructions, the Rights Agent shall cancel, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. Subject to applicable law, regulation and the Rights Agent’s internal policies, the Rights Agent shall, upon written request of the Company (and at the expense of the Company), the Rights Agent shall destroy or cause to be destroyed such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

SECTION 8. Reservation and Availability of Capital Stock.
(a) The Company covenants and agrees that it will cause to be reserved and kept available a number of authorized but not outstanding shares of Preferred Stock sufficient to permit the exercise in full of all outstanding Rights as provided in this Rights Plan.
(b) So long as the Preferred Stock issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all securities reserved for such issuance to be listed on any such exchange upon official notice of issuance upon such exercise.
(c) The Company shall (i) file, as soon as practicable following the earliest date after a Stock Acquisition Date and determination of the consideration to be delivered by the Company upon exercise of the Rights in accordance with Section 9(a)(ii), or as soon as is required by law following a Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company shall also take such action as may be appropriate to ensure compliance with the securities or blue sky laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in Section 8(c)(i), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement when the suspension is no longer in effect. The Company shall notify the Rights Agent whenever it makes a public announcement pursuant to this Section 8(c) and give the Rights Agent a copy of such announcement. Notwithstanding anything contained in this Rights Plan to the contrary, the Rights shall not be exercisable for securities in any jurisdiction if the requisite qualification in such jurisdiction has not been obtained, such exercise is not permitted under applicable law or a registration statement in respect of such securities has not been declared effective.
(d) The Company shall take all such action as may be necessary to ensure that all one one-millionths of a share of Preferred Stock issuable upon exercise of Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Purchase Price), be duly authorized, validly issued, fully paid and nonassessable.

(e) The Company shall pay when due and payable any and all taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates for Preferred Stock upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge that may be payable in respect of any transfer involved in the issuance or delivery of any Right Certificates or any certificates for Preferred Stock to a Person other than the registered holder of the applicable Right Certificate and prior to any such issuance or delivery of any Right Certificates or any certificates for Preferred Stock, any such tax or charge shall have been paid by the holder of such Right Certificate or it shall have been established to the Company’s or the Rights Agent’s satisfaction that no such tax or charge is due.
SECTION 9. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.
(a) (i) To preserve the actual or potential economic value of the Rights, if at any time after the date hereof there shall be any change in the Common Stock or Preferred Stock, whether by reason of stock dividends, stock splits, reverse stock splits, recapitalization, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Stock or Preferred Stock, as the case may be (other than distribution of the Rights or regular quarterly cash dividends) or otherwise, then, in each such event the Board shall make such appropriate adjustments in the number of shares of Preferred Stock (or the number and kind of other securities) issuable upon exercise of each Right (or in exchange for any Right pursuant to Section 20), the Purchase Price and Redemption Price in effect at such time and/or the number of Rights outstanding at such time (including the number of Rights or fractional Rights associated with each share of Common Stock) such that following such adjustment such event shall not have had the effect of reducing or limiting the benefits the holders of the Rights would have had absent such event. If an event occurs that requires an adjustment under both this Section 9(a)(i) and Section 9(a)(ii), the adjustment provided for in this Section 9(a)(i) shall be made prior to, and in addition to, any adjustment required pursuant to Section 9(a)(ii).
(ii) In the event that any Person becomes an Acquiring Person at any time after the date of this Rights Plan, each holder of a Right shall (except as otherwise provided herein, including Section 6(e)) be entitled to receive upon exercise thereof (in accordance with the provisions of Section 6) at the then current Purchase Price such number of one-millionths of a share of Preferred Stock equal to the result obtained by dividing (x) the product obtained by multiplying the then current Purchase Price by the number of one-millionths of a share of Preferred Stock for which a Right was exercisable immediately prior to the occurrence of such event (such product being from such time on the “Purchase Price” for each Right and for all purposes of this Rights Plan) by (y) 50% of the current market price per share of Common Stock (determined pursuant to Section 9(b)(i)) on the date of the occurrence of such event.

(b) (i) For purposes of computations hereunder other than computations made pursuant to Section 11, the “current market price” per share of Common Stock on any date shall be the average of the daily closing prices per share of such Common Stock at the close of the regular session of trading for the 30 consecutive Trading Days immediately prior to but not including such date; and for purposes of computations made pursuant to Section 11, the “current market price” per share of Common Stock for any Trading Day shall be the closing price per share of Common Stock at the close of the regular session of trading for such Trading Day; provided that if the current market price per share of the Common Stock is determined during a period that is in whole or in part following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock, securities exercisable for or convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the “current market price” shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, at the close of the regular session of trading or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system at the close of the regular session of trading with respect to securities listed or admitted to trading on the NASDAQ Stock Market or, if the shares of Common Stock are not listed or admitted to trading on the NASDAQ Stock Market, on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board (in each case prices which are not identified as having been reported late to the system). If on any such date, no market maker is making a market in the Common Stock or the Common Stock is not publicly held or not so listed or traded, the “current market value” of such shares on such date shall be as determined in good faith by the Board (or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board) which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.
(ii) For the purpose of any computation hereunder, the “current market price” per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in Section 9(b)(i) (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in such manner, the “current market price” per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000,000 (as such number may be appropriately adjusted for such events as stock splits, reverse stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Rights Plan) multiplied by the current market price per share of Common Stock (as determined pursuant to Section 9(b)(i)). For all purposes of this Rights Plan, the “current market price” of one one-millionth of a share of Preferred Stock shall be equal to the “current market price” of one share of Preferred Stock divided by 1,000,000.
(iii) For the purpose of any computation hereunder, the value of any securities or assets other than Common Stock or Preferred Stock shall be the fair value as determined in good faith by the Board, or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(c)  Notwithstanding any provision of this Rights Plan to the contrary, no adjustment of any item described in Section 9(a)(i) (e.g., the Purchase Price, the Redemption Price, the number of shares of Preferred Stock issuable upon exercise of the Rights, etc.) shall be required unless such adjustment would require an increase or decrease of at least 1% in the relevant item; provided that any adjustments which by reason of this Section 9(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other securities or one ten-billionth of a share of Preferred Stock, as the case may be.
(d) All Rights originally issued by the Company subsequent to any adjustment made hereunder shall evidence the right to purchase, at the Purchase Price then in effect, the then applicable number of one-millionths of a share of Preferred Stock and other capital stock issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
(e) Irrespective of any adjustment or change in the Purchase Price or the number of one-millionths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-millionth of a share and the number of shares which were expressed in the initial Right Certificates issued hereunder.
(f) In any case in which this Section 9 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent; and until such written notice is received by the Rights Agent, the Rights Agent may assume conclusively that no such election has occurred) until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one-millionths of a share of Preferred Stock or other capital stock, if any, issuable upon such exercise over and above the number of one-millionths of a share of Preferred Stock or other capital stock, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.
(g) Anything in this Section 9 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 9, as and to the extent that it, in its sole discretion, determines to be advisable so that any consolidation or subdivision of the Common Stock or Preferred Stock, issuance wholly for cash of any Common Stock or Preferred Stock at less than the current market price, issuance wholly for cash of any Common Stock or Preferred Stock or securities which by their terms are convertible into or exercisable for Common Stock or Preferred Stock, stock dividends or issuance of rights, options or warrants referred to in this Section 9 hereafter made by the Company to the holders of its Common Stock or Preferred Stock shall not be taxable to such shareholders.

(h) The Company agrees that after a Distribution Date, it will not, except as permitted by Sections 19, 20 or 23, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.
SECTION 10. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 9, the Company shall (i) promptly prepare a certificate duly executed by an executive officer of the Company setting forth such adjustment, including any adjustment in Purchase Price, the number of shares payable, and a brief reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (ii) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (iii) mail a brief summary thereof to each registered holder of a Right Certificate (or, if prior to a Distribution Date, to each registered holder of shares of Common Stock in book-entry form and each holder of a certificate representing shares of Common Stock) in the manner set forth in Section 22. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or change or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or change unless and until it shall have received such certificate.
SECTION 11. Fractional Rights and Fractional Shares.
(a) The Company is not required to issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights. In lieu of any such fractional Rights, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market price of a whole Right. For purposes of this Section 11(a), the current market price of a whole Right shall be the closing price of a Right at the close of the regular session of trading for the Trading Day immediately prior to the date on which such fractional Rights would otherwise have been issuable. The closing price of a Right for any day shall be determined in the manner set forth for the Common Stock in Section 9(b)(i).
(b) The Company is not required to issue fractions of shares of Preferred Stock (other than fractions that are multiples of one one-millionth of a share of Preferred Stock) or to distribute certificates that evidence fractional shares of Preferred Stock (other than fractions that are multiples of one one-millionth of a share of Preferred Stock) upon exercise of the Rights or upon exchange of the Rights pursuant to Section 20(a). In lieu of any such fractional shares of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market price of one one-millionth of a share of Preferred Stock. For purposes of this Section 11(b), the current market price of one one-millionth of a share of Preferred Stock shall be one one-millionth of the closing price of a share of Preferred Stock (as determined pursuant to Section 9(b)(ii)) for the Trading Day immediately prior to the date of such exercise.

(c) Upon any exchange pursuant to Section 20(c), the Company is not required to issue fractions of shares of Common Stock or to distribute certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company shall pay to the registered holders of Right Certificates at the time of the exchange as herein provided an amount in cash equal to the same fraction of the current market price of one share of Common Stock. For purposes of this Section 11(c), the current market price of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to Section 9(b)(i)) for the Trading Day immediately prior to the date of such exchange.
(d) Each holder of a Right, by his acceptance of the Right, expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right except as provided by this Section 11.
(e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate duly executed by an executive officer of the Company setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Rights Plan relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.
SECTION 12. Certain Legal and Regulatory Matters. Notwithstanding anything in this Rights Plan to the contrary, (a) no registered holder of Rights may exercise, and such Rights shall not be exercisable so long as they are held by such holder, such Rights to the extent that such exercise would contravene any applicable law or regulation or require any filing with, notice to or action by or in respect of any governmental or regulatory authority, including the Board of Governors of the Federal Reserve System, unless and until such filing, notice or action has been made, taken or obtained and (b) no Rights may be transferred unless such transfer complies with all applicable laws and regulations (including with respect to the identity of the proposed transferee, the manner of transfer and any required filing with, notice to or action by or in respect of any governmental or regulatory authority).
SECTION 13. Agreement of Right Holders. Each holder of a Right, by his acceptance of such Right, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
(a) prior to a Distribution Date, the Rights will be evidenced by and transferable only in connection with the transfer of Common Stock;
(b) after a Distribution Date, the Rights will be evidenced by Right Certificates and transferable only on the registry books of the Rights Agent pursuant to Section 5 and in compliance with this Rights Plan (including Sections 6(e) and 12);
(c) subject to Sections 5 and 6, the Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate is registered (or, prior to a Distribution Date, the Person in whose name a certificate representing Common Stock is registered or, in the case of shares of Common Stock in book-entry form, the registered holder of Common Stock) as the absolute owner of such certificate or Common Stock and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the certificate representing Common Stock made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 6(e), shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Rights Plan to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Rights Plan by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that the Company must use its reasonable best efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.
SECTION 14. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of such Right Certificate any of the rights of a shareholder of the Company (including any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting shareholders (except as provided in Section 21), or to receive dividends or subscription rights, or otherwise until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.
SECTION 15. Appointment of Rights Agent.
(a) The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the express terms and conditions hereof (and no implied terms or conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable, upon two (2) Business Days’ prior written notice to the Rights Agent. If the Company appoints one or more co-rights agents, the respective duties of the Rights Agent and any co-rights agents shall be as the Company shall determine; provided, however, that the Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-rights agent.
(b) The Company shall pay to the Rights Agent reasonable compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed upon and, from time to time, on demand of the Rights Agent, its reasonable expenses, including but not limited to the fees and expenses of its counsel, and other disbursements incurred in connection with the preparation, negotiation, delivery, amendment, execution or administration of this Rights Plan and the exercise and performance of its duties hereunder, including but not limited to any taxes or charges imposed as a result of the action taken by it hereunder. The Company also shall indemnify the Rights Agent for, and to hold it harmless against, any and all loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction) on the part of the Rights Agent, for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Rights Plan, including without limitation, the costs and expenses (including attorneys’ fees and expenses) of defending against any claim of liability hereunder. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. The provisions of this Section 15 and Section 17 below shall survive the termination of this Rights Plan, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent hereunder, including, without limitation, the reasonable costs and expenses of defending against a claim of liability hereunder.

(c) The Rights Agent shall be authorized and protected and shall incur no liability for, or in respect of any action taken, suffered or omitted to be taken by it in the absence of gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction) in connection with its acceptance and the administration of this Rights Plan and the exercise and performance of its duties hereunder in reliance upon any Right Certificate or certificate for the Preferred Stock, the Common Stock, or for any other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, instruction, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where required by this Rights Plan, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice or opinion of counsel as set forth in Section 17 hereof. The Rights Agent shall not be deemed to have any knowledge of any event of which it was supposed to receive notice thereof hereunder but as to which no notice was provided, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice in writing.
SECTION 16. Merger or Consolidation or Change of Name of Rights Agent.
(a) Any Person into or with which the Rights Agent or any successor Rights Agent may be merged, consolidated or combined, any Person resulting from any merger, consolidation or combination to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services or stock transfer businesses of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Plan without the execution or filing of any paper or any further act on the part of any party hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 18. If at the time such successor Rights Agent succeeds to the agency created by this Rights Plan any of the Right Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Plan.

(b) If at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Plan.
SECTION 17. Duties of the Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Rights Plan (and no implied duties or obligations) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:
(a) The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company and/or the Board of the Company and/or an employee of the Rights Agent or otherwise), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in the absence of gross negligence, bad faith or willful misconduct and in accordance with such advice or opinion.
(b) Whenever in the performance of its duties under this Rights Plan the Rights Agent deems it necessary or desirable that any fact or matter (including, without limitation the identity of any “Acquiring Person” and the determination of “current market price”) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, the President, the Chief Financial Officer, or any Executive Vice President, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent will incur no liability for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Rights Plan in reliance upon such certificate.
(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Plan will be limited in the aggregate to fifty thousand dollars ($50,000).
(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Plan or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not have any liability for or be under any responsibility (i) in respect of the validity of this Rights Plan or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof), (ii) for any breach by the Company of any covenant or failure by the Company to satisfy any condition contained in this Rights Plan or in any Right Certificate, (iii) for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 6(e)) or (iv) for any change or adjustment in the terms of the Rights (including the manner, method or amount thereof) provided herein or the ascertaining of the existence of facts that would require any such change, procedure or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt by the Rights Agent of a certificate delivered pursuant to Section 10 hereof, describing any such change or adjustment and stating that such change or adjustment is required, upon which the Rights Agent may rely). The Rights Agent shall not by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Rights Plan or any Right Certificate or as to whether any shares of Preferred Stock or other securities will, when issued, be duly authorized, validly issued, fully paid and nonassessable.
(f) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of its duties under this Rights Plan.
(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice President, or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer or for any delay in acting while waiting for such instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by it from any such officer. Any application by the Rights Agent for written instructions from the Company will be provided to the Company in the manner set forth in Section 22 and may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted to be taken by the Rights Agent with respect to its duties or obligations under this Rights Plan and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable to the Company or any other Person for any action taken or suffered by, or omitted to be taken by, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after, but not including, the date the Company actually receives such application, unless the Company shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions from the Company in response to such application specifying the action to be taken, suffered or omitted to be taken.

(h) The Rights Agent and any shareholder, affiliate, director, officer, agent or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Plan. Nothing herein shall preclude the Rights Agent or any stockholder, affiliate, director, officer, agent or employee from acting in any other capacity for the Company or for any other Person.
(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or to any other Person resulting from any such act, omission, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.
(j) No provision of this Rights Plan shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if the Rights Agent believes that repayment of such funds or adequate indemnification against such risk or liability is not assured to it.
(k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the cases may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.
(l) The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its acceptance and the administration of this Rights Plan or the exercise or performance of its duties hereunder in reliance upon any Right Certificate or certificate for Common Stock or for any other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 17 hereof.
(m) In addition to the foregoing, the Rights Agent shall be protected and will incur no liability for, or in respect of, any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Rights Plan in reliance upon (i) the completion and execution of the form of assignment and/or form of election to purchase set forth on the reverse side of the Right Certificates or (ii) the non- execution or failure to complete the form of assignment and/or form of election to purchase including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such noncompletion, nonexecution or failure.

SECTION 18. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Plan upon 30 days’ written notice to the Company and to each transfer agent of the Common Stock and/or Preferred Stock known to the Rights Agent, as applicable. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ written notice to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and/or Preferred Stock, as applicable, by registered or certified mail, and, after a Distribution Date, to the holders of the Right Certificates. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized, in good standing and doing business under the laws of the United States or of any state of the United States, authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of such Person described in clause (a). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose; and, except as the context herein otherwise requires, such successor Rights Agent shall be deemed to be the “Rights Agent” for all purposes of this Rights Plan. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and/or the Preferred Stock, and, subsequent to a Distribution Date, mail a notice thereof to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 18, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
SECTION 19. Redemption.
(a) At any time prior to a Distribution Date, the Board may, at its option, redeem all but not fewer than all of the then outstanding Rights at a redemption price of $0.000001 per Right, as such amount may be appropriately adjusted pursuant to Section 9(a)(i) (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. The Redemption Price shall be payable, at the option of the Company, in cash, shares of Common Stock, or such other form of consideration as the Board shall determine.

(b) Immediately upon the action of the Board electing to redeem the Rights (or at such later time as the Board may establish for the effectiveness of such redemption) and without any further action and without any notice, the right to exercise the Rights will terminate and thereafter the only right of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Company shall promptly thereafter give prompt written notice of such redemption to the Rights Agent and the holders of the Rights in the manner set forth in Section 22; and until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that no such redemption has occurred; provided that the failure to give, or any defect in, such notice shall not affect the validity of such redemption. The Company shall promptly give, or (by giving written notice and all necessary information and documents to the Rights Agent) cause the Rights Agent to give, notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.
SECTION 20. Exchange.
(a) At any time on or after a Stock Acquisition Date, with respect to all or any part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to Section 6(e) or which are not exercisable pursuant to Section 12), the Board may, at its option, exchange for each Right one one-millionth of a share of Preferred Stock, subject to adjustment pursuant to Section 9(a)(i) (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. The Rights Agent shall be given written notice as soon as practicable of any such exchange and the Exchange Ratio pursuant to which such exchange is effected and shall be deemed to have no knowledge thereof until it receives such notice.
(b) Immediately upon the effectiveness of the action of the Board to exchange any Rights pursuant to Section 20(a) (or at such later time as the Board may establish) and without any further action and without any notice, the right to exercise such Rights will terminate and thereafter the only right of a holder of such Rights shall be to receive that number of fractional shares of Preferred Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly thereafter give prompt written notice of such exchange to the Rights Agent and the holders of the Rights to be exchanged in the manner set forth in Section 22; and until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that no such exchange has occurred; provided that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Rights for fractional shares of Preferred Stock will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to Section 6(e) or which are not exercisable pursuant to Section 12) held by each holder of Rights.

(c) In lieu of exchanging all or any part of the then outstanding and exercisable Rights for fractional shares of Preferred Stock in accordance with Section 20(a), the Board may, at its option, exchange any such Rights (which shall not include Rights that have become null and void pursuant to Section 6(e) or which are not exercisable pursuant to Section 12) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, as may be adjusted pursuant to Section 9(a)(i).
(d) Prior to effecting an exchange pursuant to this Section 20, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the fractional shares of Preferred Stock, or shares of Common Stock or other securities, if any, issuable pursuant to the exchange, and all Persons entitled to receive shares or other securities pursuant to the exchange shall be entitled to receive such shares or other securities (and any dividends or distributions made thereon after the date on which such shares or other securities are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.
SECTION 21. Notice of Proposed Actions and Certain Other Matters.
(a) If the Company proposes, at any time after a Distribution Date, (i) to pay any dividend payable in stock of any class or to make any other distribution (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company) to the holders of Preferred Stock, (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Preferred Stock), (iv) to effect, or permit any Subsidiary to effect, any consolidation, merger or combination with any other Person, or to effect any sale or other transfer, in one transaction or a series of related transactions, of assets or earning power aggregating more than 50% of the assets or earning power of the Company and Subsidiaries, taken as a whole, or (v) to effect the liquidation, dissolution or winding-up of the Company, then, in each such case, the Company shall give to the Rights Agent and each holder of a Right, in accordance with Section 22 hereof, a written notice of such proposed action specifying the record date for the purposes of any such dividend, distribution or offering of rights or warrants, or the date on which any such reclassification, consolidation, merger, combination, sale, transfer, liquidation, dissolution or winding-up is to take place and the date of participation therein by the holders of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by Section 21(a)(i) or Section 21(a)(ii) above at least 20 days prior to the record date for determining holders of the Preferred Stock entitled to participate in such dividend, distribution or offering, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Preferred Stock, whichever shall be earlier. The failure to give notice required by this Section or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

(b) The Company shall as soon as practicable after a Stock Acquisition Date give to each holder of a Right and the Rights Agent, in accordance with Section 22, a written notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 9.
SECTION 22. Notices. Except as set forth below, all notices, requests and other communications to any party hereunder and to the holder of any Right shall be in writing (including facsimile transmission) unless otherwise expressly specified herein. Notices or demands authorized by this Rights Plan to be given or made to or on the Company or (subject to Section 18) the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or registered or certified mail (postage prepaid) to the addresses set forth below (or such other address as such party specifies in writing to the other party) or by facsimile transmission to the numbers set forth below (or such other number as such party specifies in writing to the other party):
if to the Company, to:
Fidelity Southern Corporation
3490 Piedmont Road, Suite 1550
Atlanta, Georgia 30305
Attention: James B. Miller, Jr., Chairman and Chief Executive Officer
Telephone: (404) 240-1504
Facsimile: (404) 814-8060
with a copy to:
Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
165 Madison Avenue, Suite 2000
Memphis, Tennessee 38103
Attention: Jackie Prester
Telephone: (901) 577-8114
Facsimile: (901) 577-0762
if to the Rights Agent, to:
Mellon Investor Services LLC
300 Galleria Parkway
Suite 1020
Atlanta, GA 30339
Attn: Judy Hsu
with a copy to:
Mellon Investor Services LLC
480 Washington Blvd. — 29th Fl.
Jersey City, NJ 07310
Attn: Legal Department

Except as otherwise expressly set forth in this Rights Plan, notices or demands authorized by this Rights Plan to be given or made by the Company or the Rights Agent to the holder of any Right Certificate or any certificate representing Common Stock is sufficiently given or made if sent by first class mail (postage prepaid) to each record holder of such Certificate or certificate at the address of such holder shown on the registry books of the Company. Notwithstanding anything in this Rights Plan to the contrary, prior to a Distribution Date a public filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Rights Plan and no other notice need be given to such holders.
SECTION 23. Supplements and Amendments. Except as otherwise provided in this Section 23, at any time on or prior to a Distribution Date, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Rights Plan in any respect without the approval of any holders of Rights, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent. At any time after the occurrence of a Distribution Date, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Rights Plan without the approval of any holders of Rights, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than with respect to Rights Beneficially Owned by an Acquiring Person), (b) cause this Rights Plan again to become amendable other than in accordance with this sentence or (c) cause the Rights again to become redeemable. Upon the delivery of a certificate from the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, the Secretary or any Assistant Secretary of the Company stating that the proposed supplement or amendment is in compliance with the terms of this Rights Plan, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Rights Plan to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Rights Plan.
SECTION 24. Successors. All the covenants and provisions of this Rights Plan by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
SECTION 25. Determinations and Actions by the Board, etc. The Board shall have the exclusive power and authority to administer this Rights Plan and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Rights Plan, including the right and power to (i) interpret the provisions of this Rights Plan and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Plan (including a determination to redeem or exchange or not to redeem or exchange the Rights or to amend the Rights Plan). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith shall be (x) final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board to any liability to the holders of the Rights. The Rights Agent is entitled always to presume that the Board acted in good faith and shall be fully protected and incur no liability in reliance thereon.

SECTION 26. Benefits of this Rights Plan. Nothing in this Rights Plan shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to a Distribution Date, the certificates representing Common Stock and, in the case of uncertificated shares, shares of Common Stock in book-entry form) any legal or equitable right, remedy or claim under this Rights Plan; but this Rights Plan shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to a Distribution Date, the certificates representing Common Stock and, in the case of uncertificated shares, shares of Common Stock in book-entry form).
SECTION 27. Severability. If any term, provision, covenant or restriction of this Rights Plan is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that, if any such excluded term, provision, covenant or restriction shall affect the rights, immunities, duties or obligations of the Rights Agent hereunder, the Rights Agent shall be entitled to resign immediately.
SECTION 28. Governing Law. This Rights Plan, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Georgia and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all provisions regarding the rights, duties, obligations and liabilities of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.
SECTION 29. Counterparts; Effectiveness. This Rights Plan may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument and shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. A signature to this Rights Plan received or transmitted electronically shall have the same authority, effect and enforceability as an original signature.
SECTION 30. Descriptive Heading. Descriptive headings of the several Sections of this Rights Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 31. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not incur any liability for not performing, or a delay in the performance of, any act, duty, obligation or responsibility by reason of any occurrence beyond the reasonable control of the Rights Agent (including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions or computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest).
SECTION 32. Miscellaneous.
(a) Each Person that is a party hereto acknowledges that the Rights Agent is subject to the customer identification program (“Customer Identification Program”) requirements under the USA PATRIOT Act and its implementing regulations, and that the Rights Agent must obtain, verify and record information that allows the Rights Agent to identify each such person or entity. Accordingly, prior to accepting an appointment hereunder, the Rights Agent may request information from any such person or entity that will help the Rights Agent to identify such person or entity, including without limitation, as applicable, such person or entity’s physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or any other information that the Rights Agent deems necessary. Each person or entity that is a party hereto agrees that the Rights Agent cannot accept an appointment hereunder unless and until the Rights Agent verifies each such person or entity’s identity in accordance with the Customer Identification Program requirements.
(b) The Bank of New York Mellon Corporation (“BNYM”) has adopted an incentive compensation program designed (i) to facilitate clients gaining access to and being provided with explanations about the full range of products and services offered by BNYM and its subsidiaries and (ii) to expand and develop client relationships. This program may lead to the payment of referral fees and/or bonuses to employees of BNYM or its subsidiaries who may have been involved in a referral that resulted in the execution of this Rights Plan, obtaining products or services covered by this Rights Plan or products or services that may be ancillary or supplemental to such products or services. Any such referral fees or bonuses are funded by BNYM solely out of fees and commissions paid under this Rights Plan or with respect to such ancillary or supplemental products or services.
[signature page(s) follow(s)]

IN WITNESS WHEREOF, the parties hereto have caused this Rights Plan to be duly executed by their respective authorized officers as of the day and year first above written.

FIDELITY SOUTHERN CORPORATION			Attest:

By:	/s/ Palmer Proctor, Jr.		By:	/s/ Martha C. Fleming

	Name:	Palmer Proctor, Jr.		Name:	Martha C. Fleming
	Title:	President		Title:	Corp. Secretary

MELLON INVESTOR SERVICES LLC

			By:	/s/ Mitzi Shannon

				Name:	Mitzi Shannon
				Title:	Relationship Manager

EXHIBIT A
ARTICLES OF AMENDMENT
OF
FIDELITY SOUTHERN CORPORATION
FOR ITS
SERIES B PARTICIPATING CUMULATIVE PREFERRED STOCK
1.
The name of the corporation is “Fidelity Southern Corporation.”
2.
The Articles of Incorporation, as amended effective December 17, 2008, of the Corporation are amended by adding to the end of Article 4 the heading “Creation of Series B Participating Cumulative Preferred Stock” and thereafter the powers, rights, and preferences, and the qualifications, limitations, and restrictions thereof, of the Series B Participating Cumulative Preferred Stock are as set forth in Exhibit A attached hereto.
3.
The foregoing amendments were adopted on November 18, 2010.
4.
The foregoing amendments were duly adopted by the Board of Directors of the Corporation without shareholder action. The foregoing amendments did not require shareholder action.
IN WITNESS WHEREOF, Fidelity Southern Corporation has caused these Articles of Amendment to be executed as of November 19, 2010.

Fidelity Southern Corporation
By:	/s/ Stephen H. Brolly
Stephen H. Brolly
Chief Financial Officer

EXHIBIT A
Fidelity Southern Corporation, a corporation organized and existing under the laws of the State of Georgia (the “Corporation”), in accordance with the provisions of Section 14-2-602 of the Georgia Business Corporation Code thereof, does hereby certify:
The board of directors of the Corporation (the “Board of Directors”) or an applicable committee of the Board of Directors, in accordance with the articles of incorporation and bylaws of the Corporation and applicable law, adopted the following resolution on November 18, 2010 creating a series of one thousand (1,000) shares of Series B Participating Cumulative Preferred Stock of the Corporation designated as “Series B Participating Cumulative Preferred Stock”.
RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Company’s Amended and Restated Articles of Incorporation, as amended effective December 17, 2008 (the “Articles of Incorporation”), the Board of Directors hereby creates a series of the Company’s preferred stock and hereby states the designation and number of shares, and fixes the preferences, limitations, and relative rights thereof (in addition to the provisions set forth in the Articles of Incorporation of the Company, which are applicable to the preferred stock of all classes and series), as follows:
SECTION 1. Designation and Number of Shares. The shares of such series shall be designated as “Series B Participating Cumulative Preferred Stock” (the “Series B Preferred Stock”), and the number of shares constituting such series shall be one thousand (1,000).
SECTION 2. Dividends and Distributions.
(a) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series B Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, regular quarterly dividends payable on such dates each year as designated by the Board of Directors (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 and (ii) the Multiplier Number (as defined below) times the aggregate per share amount of all cash dividends or other distributions and the Multiplier Number times the aggregate per share amount of all non-cash dividends or other distributions (other than (A) a dividend payable in shares of common stock, no par value, of the Corporation (the “Common Stock”) or (B) a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. As used herein, the “Multiplier Number” shall be 1,000,000; provided that if, at any time after November 18, 2010, there shall be any change in the Common Stock, whether by reason of stock dividends, stock splits, reverse stock splits, recapitalization, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization, or any distribution or issuance of shares of its capital stock in a merger, share exchange, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Board of Directors shall adjust the Multiplier Number to the extent appropriate such that following such adjustment each share of Series B Preferred Stock shall be in the same economic position as prior to such event.

(b) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in Section 2(a) immediately after it declares a dividend or distribution on the Common Stock (other than as described in Sections 2(a)(ii)(A) and 2(a)(ii)(B)); provided that if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series B Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $1.00 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date immediately preceding the date of issuance of such shares of Series B Preferred Stock, unless the date of issuance of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.
SECTION 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series B Preferred Stock shall have the following voting rights:
(a) Each share of Series B Preferred Stock shall entitle the holder thereof to a number of votes equal to the Multiplier Number on all matters submitted to a vote of shareholders of the Corporation.
(b) Except as otherwise provided herein or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of shareholders of the Corporation.

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(c) (i) If at any time dividends on any Series B Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series B Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Series B Preferred Stock and any other series of Preferred Stock then entitled as a class to elect directors, voting together as a single class, irrespective of series, shall have the right to elect two Directors.
(ii) During any default period, such voting right of the holders of Series B Preferred Stock may be exercised initially at a special meeting called pursuant to Section 3(c)(iii) hereof or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders; provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of holders of Common Stock shall not affect the exercise by holders of Preferred Stock of such voting right. At any meeting at which holders of Preferred Stock shall initially exercise such voting right, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series B Preferred Stock.
(iii) Unless the holders of Preferred Stock shall have previously exercised their right to elect Directors during an existing default period, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of holders of Preferred Stock, which meeting shall thereupon be called by the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Section 3(c)(iii) shall be given to each holder of record of Preferred Stock by mailing such notice to him at the address of such holder shown on the registry books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series. Notwithstanding the provisions of this Section 3(c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of shareholders.

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(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Section 3(c)(ii) hereof) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this Section 3(c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.
(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the articles of incorporation or bylaws irrespective of any increase made pursuant to the provisions of Section 3(c)(ii) (such number being subject, however, to change thereafter in any manner provided by law or in the articles of incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.
(d) The articles of incorporation of the Corporation shall not be amended in any manner (whether by merger or otherwise) so as to adversely affect the powers, preferences or special rights of the Series B Preferred Stock without the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting separately as a class.
(e) Except as otherwise expressly provided herein or by applicable law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
SECTION 4. Certain Restrictions.
(a) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series B Preferred Stock shall have been paid in full, the Corporation shall not:
(i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series B Preferred Stock;
(ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

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(iii) redeem, purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series B Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding-up) to the Series B Preferred Stock; or
(iv) redeem, purchase or otherwise acquire for value any shares of Series B Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series B Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for value any shares of stock of the Corporation unless the Corporation could, under paragraph 4(a), purchase or otherwise acquire such shares at such time and in such manner.
SECTION 5. Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by the Board of Directors as permitted by the articles of incorporation of the Corporation or as otherwise permitted under Georgia law.
SECTION 6. Liquidation, Dissolution and Winding-up. Upon any liquidation, dissolution or winding-up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share equal to (x) the Multiplier Number times (y) the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up.

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SECTION 7. Consolidation, Merger, etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series B Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share equal to (x) the Multiplier Number times (y) the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged.
SECTION 8. No Redemption. The Series B Preferred Stock shall not be redeemable.
SECTION 9. Rank. The Series B Preferred Stock shall rank junior to all other series of the Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution and winding-up, unless the terms of such series shall specifically provide otherwise, and shall rank senior to the Common Stock as to such matters. Without limiting the generality of the foregoing, the Series B Preferred Stock shall rank junior to the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, as to the payment of dividends and the distribution of assets upon liquidation, dissolution and winding up.
SECTION 10. Fractional Shares. Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

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EXHIBIT B
SUMMARY OF THE TAX BENEFITS PRESERVATION PLAN
ADOPTED BY
FIDELITY SOUTHERN CORPORATION
On November 18, 2010, the Board of Directors of Fidelity Southern Corporation (which we refer to as “Company,” “we,” “us,” and “our”) authorized and declared a dividend of one preferred stock purchase right (which we refer to as a “Right”) for each share of our common stock, no par value, outstanding at the close of business on December 6, 2010, and authorized the issuance of one Right (subject to adjustment) in respect of each share of our common stock issued after December 6, 2010. Each Right represents the right to purchase one-millionth (subject to adjustment) of a share of our Series B Participating Cumulative Preferred Stock, no par value (which we refer to as the “Preferred Stock”) at a purchase price of $30.00 per one-millionth of a share of Preferred Stock, subject to adjustment. The terms of the Rights are set forth in the Tax Benefits Preservation Plan, which our Board of Directors adopted on November 18, 2010 and pursuant to which Mellon Investor Services LLC agrees to serve as rights agent.
The purpose of the Rights Plan is to preserve the value of certain of our and our subsidiaries deferred tax assets (which we refer to as “tax benefits”) for U.S. federal income tax purposes. The tax benefits generally consist of net operating loss carryovers. We have experienced operating losses, which for federal and state income tax purposes, may be carried forward in certain circumstances to offset current and future taxable income, which would reduce our federal and state income tax liability. These tax benefits may be a valuable asset to us and our shareholders. However, if we experience an “ownership change,” as defined in Section 382 of the Internal Revenue Code, our ability to use the tax benefits could be substantially limited, and the timing of the usage of the tax benefits could be substantially delayed, which could significantly impair the value of our tax benefits. Generally, an “ownership change” occurs if the percentage of our stock owned by one or more “five percent shareholders” increases by more than fifty percentage points over the lowest percentage of stock owned by such shareholders at any time during the prior three-year period or, if sooner, since the last “ownership change” experienced by us.
The Rights Plan is intended to discourage any person from acquiring 5% or more of the outstanding shares of our common stock without the prior approval of our Board of Directors. If a person acquires 5% or more of our outstanding common stock, or an existing owner of 5% or more our common stock acquires additional common stock, the Rights Plan could cause such person to experience substantial dilution in their voting, liquidation, and dividend rights in our stock.
The Rights Plan does not prevent persons from acquiring our common stock, and, therefore, there is no guarantee that the Rights Plan will prevent us from experiencing an “ownership change” under Section 382, which could substantially limit our ability to use the tax benefits.

The following question and answer summary describes in general terms the way in which the Rights Plan works and the terms of the Rights. A copy of the Rights Plan has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A and is available via the internet on the SEC’s website at www.sec.gov. You may also request a copy of the Rights Plan free of charge by contacting us. This question and answer summary of the Rights Plan and the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Plan, as amended from time to time, the complete terms of which are hereby incorporated by reference.
Q:	What is the objective of the Rights Plan?

A:
The objective of the Rights Plan is to avoid certain types of owner shifts that could cause an “ownership change” within the meaning of Section 382 of the Internal Revenue Code, and thereby to preserve our ability to utilize the tax benefits.

Q:	When are my Rights exercisable?

A:
Prior to a Distribution Date (which is further described in the next question and answer), your Rights are not exercisable, have no economic value, and do not entitle you to any rights as a shareholder. After a Distribution Date, if any occurs, each of your Rights would be exercisable to purchase, for a purchase price of $30.00, for one one-millionth of a share of Preferred Stock.

Q:	When does a Stock Acquisition Date and a Distribution Date occur?

A:
A Stock Acquisition Date occurs on the date of the first public announcement by us or by an Acquiring Person (further described in the following question and answer) indicating that an Acquiring Person has become such.

A Distribution Date means the earlier of:

•	the 10th business day after the Stock Acquisition Date; and

•
the 10th business day after the date of the commencement of a tender or exchange offer by any person which would or could, if consummated, result in such person becoming an Acquiring Person, subject to extension by our Board of Directors prior to the expiration of the tender or exchange offer.

Q:	Who would be considered an Acquiring Person?

A:
Subject to exceptions, any beneficial owner of 5% or more of our common stock then outstanding and any person or group of persons that is or becomes a “5-percent shareholder” of the Company as described in applicable regulations of the Department of the Treasury (which we refer to as a “Threshold Holder”) would be deemed to be an Acquiring Person. Certain persons would be deemed not to be an Acquiring Person, including without limitation:

•	The U.S. Government.

•
Any existing beneficial owner of 5% or more of our common stock immediately prior to the date of the Rights Plan, so long as such beneficial owner’s percentage ownership of our common stock does not undergo certain increases described in the Rights Plan.

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•	Threshold Holders who became such due to certain actions by us such as stock dividends, splits, or reverse splints, anti-dilution, or any redemptions by us.

•
A person who becomes a Threshold Holder if our Board of Directors determines in its sole discretion that such person inadvertently became a Threshold Holder and such person promptly divests a sufficient number of shares of our common stock so that the person is no longer a Threshold Holder.

•
A person who has become a Threshold Holder or who has increased such person’s percentage stock ownership after becoming a Threshold Holder if our Board of Directors determines that the attainment of such status or increase has not jeopardized our ability to use tax benefits and will not jeopardize our ability to use tax benefits; provided that such person does not further increase his percentage ownership.

•	A person that beneficially owns at least a majority of our common stock following consummation of a qualified tender or exchange offer (as defined in the Rights Plan).

•
A strategic investor, which means any beneficial owner of our securities that is designated as a strategic investor in an agreement between us and the investor, which agreement may include restrictions and conditions that our Board of Directors approves, if acquisitions by such person are made pursuant to the terms of the agreement with the strategic investor.

Q:	Will I receive certificates evidencing the Rights?

A:
Not initially. Until and unless there is a Distribution Date, the Rights will not be evidenced by separate certificates. The registered holders of our common stock will be deemed to be the registered holders of the associated Rights. On and after a Distribution Date, if any occurs, the Rights will be certificated and sent to the record holders of our common stock.

Q:	Are the Rights transferrable?

A:
Not initially. Until and unless there is a Distribution Date, the Rights are transferable only in connection with the transfer of the underlying shares of our common stock. On and after a Distribution Date, if any occurs, the Rights detach from the underlying shares of our common stock and are transferable pursuant to the terms of the Rights Plan.

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Q:	When happens to the Rights if there is not a Distribution Date during the term of the Rights Plan?

A:
The Rights have no economic value or governance rights and do not become exercisable for Preferred Stock until a Distribution Date, if any occurs. At any time before a Distribution Date, if any occurs, our Board of Directors may:

•	redeem all (but not fewer than all) the then outstanding Rights; or

•	if a Stock Acquisition Date has occurred, exchange the Rights for Preferred Stock or our common stock.
In addition, our Board of Directors may determine at any time prior to a Stock Acquisition Date that the Rights are no longer in our and our shareholders best interests, at which time the Rights would terminate.
Q:	What is the expiration date of the Rights?

A:
The expiration date of the Rights is the earliest to occur of 36 months and one day after adoption of the Right Plan, the time at which all the Rights are redeemed or exchanged, the first day of a taxable year in which our Board of Directors determines that there are no tax benefits that may be carried forward, and a date prior to a Stock Acquisition Date on which our Board of Directors determines that the Rights and the Rights Plan are no longer in the best interest of us and our shareholders.

Q:	What happens if a person publicly announces or we publicly announce that such person has become an Acquiring Person?

A:
If any person becomes an Acquiring Person, our Board of Directors may (i) allow the Rights to become exercisable pursuant to their terms; (ii) exchange each Right for one-millionth share of Preferred Stock or one share of our common stock; or (iii) redeem each Right for $0.00001, payable in cash, common stock, or other property.

Q:	What happens to the Rights of a person who becomes an Acquiring Person?

A:
Rights beneficially owned by an Acquiring Person from and after the date on which the Acquiring Person becomes such will be null and void. The holder of Rights which have become null and void will not have any rights with respect to such Rights. Rights beneficially owned by a transferee of an Acquiring Person will be null and void if:

•	The transferee becomes a transferee after a Stock Acquisition Date of Rights owned by the relevant Acquiring Person (or an associate of an Acquiring Person) on the Stock Acquisition Date;

•
The transferee becomes a transferee prior to or concurrently with a Stock Acquisition Date and receives such Rights with actual knowledge that the transferor is or was an Acquiring Person (or an associate of an Acquiring Person);

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•
The transferee becomes a transferee prior to or concurrently with a Stock Acquisition Date and the transferee receives such Rights pursuant to a transfer (whether or not for consideration) from the Acquiring Person (or an associate thereof) to holders of equity interests in such Acquiring Person (or in such associate thereof) or to any person with whom the Acquiring Person (or an associate thereof) has any continuing agreement, arrangement or understanding regarding the transferred Rights; or

•
The transferee becomes a transferee prior to or concurrently with a Stock Acquisition Date and the transferee receives such Rights pursuant to a transfer which our Board of Directors determines in good faith is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of the foregoing.

Q:	How does the flip-in feature affect the number of shares of Preferred Stock subject to the Rights?

A:
If a person becomes an Acquiring Person, the number of shares of Preferred Stock issuable upon exercise of the Rights will equal the aggregate purchase price of the Rights divided by 50% of the average price of our common stock for the 30 consecutive trading days immediately prior to the occurrence of such person becoming an Acquiring Person. This is referred to as a “flip-in” feature.

Q:	May our Board of Directors redeem the Rights?

A:
At any time prior to a Distribution Date, our Board of Directors may redeem all, but not less than all, the Rights. The redemption price is $0.00001 per Right. The redemption amount may be paid in cash, common stock, or other consideration.

Q:	May our Board of Directors exchange the Rights?

A:	Any time after a Stock Acquisition Date, our Board of Directors may exchange each Right for one-millionth of a share of Preferred Stock or one share of our common stock, at its discretion.

Q:	How can the Rights Plan be amended?

A:	At any time on or prior to a Distribution Date, we may, and the Rights Agent shall if we so direct, supplement or amend any provision of the Rights Plan without the approval of any holders of Rights.
After a Distribution Date, we may, and the Rights Agent shall if we so direct, supplement or amend the Rights Plan without the approval of any holders of Rights; provided, however, that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than with respect to Rights beneficially owned by an Acquiring Person and certain affiliated persons), (b) cause the Rights Plan again to become amendable other than in accordance with the provision described in this paragraph or (c) cause the Rights again to become redeemable.

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Q:
If a person becomes a Threshold Holder that would be deemed an Acquiring Person without action of our Board of Directors, how is the Threshold Holder affected and how are the remaining holders of Rights affected?

A:	If a person becomes a Threshold Holder that would be deemed to be an Acquiring Person without action of our Board of Directors, our Board of Directors has several options to address the situation:
•
Our Board of Directors could determine that such Threshold Holder is not an Acquiring Person because, for example, (i) the person became a Threshold Holder inadvertently and such person agrees to promptly divest itself of stock that would cause it to no longer be a Threshold Holder, or (ii) such person’s acquisition has not jeopardized our ability to use tax benefits and will not jeopardize our ability to use tax benefits and the person doesn’t acquire additional stock. In this case, the Rights do not become exercisable, and neither the Threshold Holder nor any of the other holders of Rights are affected.

•
If the Threshold Holder is or becomes an Acquiring Person, our Board of Directors could allow the Rights to become exercisable by doing nothing. The “flip-in” feature would be triggered. The Rights would be exercisable after the Distribution Date and prior to their expiration date. The following examples illustrate the impact that the flip-in feature would have on an Acquiring Person and a holder of Rights who is not an Acquiring Person.

Example
For this example, assume that the total number of shares of our common stock issued and outstanding on the Distribution Date is 10,660,024 (which is the number of shares issued and outstanding on October 31, 2010). Assume that the Acquiring Person holds a total of 700,000 shares of our common stock, or approximately 6.5% of the outstanding shares of the issued and outstanding shares of our common stock. Assume that another shareholder is the registered holder of 1,000 shares of our common stock and, therefore, 1,000 Rights (which we refer to as the “Rights Holder”). Assume that the exercise price for each Right is $30.00. Assume that the market price for our common stock, which is equal to the average daily closing price for the 30 consecutive trading days prior to the date on which the Acquiring Person becomes such, is $10.00 per share. Assume that the economic and voting value of one-millionth of a share of the Preferred Stock is the same as one share of our common stock. Assume that there are no issued and outstanding shares of any class or series of our preferred stock as of the Distribution Date.
After the Distribution Date and before the expiration date, the Rights Holder may elect to exercise the Rights by paying an exercise price of $30,000.00, which represents $30.00 per Right, to receive 6,000 one-millionths of a share of Preferred Stock, calculated as follows: $30.00, which represents the exercise price per Right, times 1,000, which represents the number of Rights exercised, divided by $5.00, which represents 50% of the market price our common stock, equals 6,000 one-millionths of a share of Preferred Stock. The Rights Holder would pay $30,000.00 to receive the voting and economic equivalent of $60,000 of our common stock based upon the $10.00 per share market price.

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If all Rights Holders, other than the Acquiring Person, exercised their Rights, the total number of one-millionth of shares of Preferred Stock issued would be 59,760,144, calculated as follows: 9,960,024, which represents 10,660,024 Rights outstanding less 700,000 voided Rights held by the Acquiring Person, times $30.00, which represents the exercise price per Right, divided by $5.00, which represents 50% of the market price of our common stock.
The Acquiring Person’s Rights would not be exercisable as they would become null and void under the Rights Plan. If all of the Rights Holders, other than the Acquiring Person, exercised their Rights, the Acquiring Person’s percentage ownership of us (based on a common-stock equivalent basis in terms of economic value and voting rights) would be diluted from 6.5% to approximately 1%, calculated as follows: 700,000, which represents shares of our common stock held by the Acquiring Person, divided by 70,420,168, which represents the sum of 59,760,144, (which represents the number of shares of Preferred Stock issued upon exercise of Rights), plus 10,660,024, (which represents the number of shares of our common stock outstanding), multiplied by 100%.
•
Our Board of Directors could exchange each Right for one-millionth of a share of Preferred Stock or one share of our common stock. Rights that were or are held by the Acquiring Person or are otherwise null and void would not be exchangeable. This results in dilution to the Acquiring Person without requiring a cash payment from the holders of Rights. The following example illustrates the impact that an exchange would have on an Acquiring Person and a holder of Rights who is not an Acquiring Person.

Example
For this example, assume that the total number of shares of our common stock issued and outstanding on the Distribution Date is 10,660,024 (which is the number of shares issued and outstanding on October 31, 2010). Assume that the Acquiring Person holds a total of 700,000 shares of our common stock, or approximately 6.5% of the outstanding shares of the issued and outstanding shares of our common stock. Assume that another shareholder is the registered holder of 1,000 shares of our common stock and, therefore, 1,000 Rights (which we refer to as the “Rights Holder”). Assume that the economic value and voting rights of one-millionth of a share of the Preferred Stock is the same as one share of our common stock.

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Our Board of Directors will determine whether to exchange Rights for Preferred Stock or our common stock. Thereafter, all holders of Rights, other than the Acquiring Person, will exchange each of their Rights either for one-millionth of a share of Preferred Stock or one share of our common stock. The Acquiring Person’s Rights would not be exchangeable as they would become null and void under the Rights Plan. The Rights Holder would receive, upon the exchange of the Rights Holder’s Rights, 1,000 shares of Preferred Stock or 1,000 shares of our common stock.
As a result of the exchange, the Acquiring Person’s percentage ownership of us (based on a common-stock equivalent basis in terms of economic value and voting rights) would be diluted from 6.5% to approximately 3.4%, calculated as follows: 700,000, which represents the number of shares of our common stock held by the Acquiring Person, divided by 20,620,048, which represents the sum of 10,660,024, which represents the number of shares or our common stock outstanding before the exchange, plus 9,960,024, which represents the number of Rights exchanged by all holders of Rights except the Acquiring Person for shares of Preferred Stock or common stock, multiplied by 100%.
•
Our Board of Directors could redeem the Rights within 10 business days of the Stock Acquisition Date for $0.000001 per Right, or $0.001 to the holder of 1,000 Rights. The payment could be made in cash, shares, or other property. As a result, the Acquiring Person would be unaffected by the Rights and the holders of the Rights would not have the ability to exercise the Rights.

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EXHIBIT C
[FORM OF RIGHT CERTIFICATE]

No. R -	[Number of] Rights
NOT EXERCISABLE AFTER THE EARLIER OF                     , 20           AND THE DATE ON WHICH THE RIGHTS EVIDENCED HEREBY ARE REDEEMED OR EXCHANGED BY THE COMPANY AS SET FORTH IN THE TAX BENEFITS PRESERVATION PLAN. AS SET FORTH IN THE TAX BENEFITS PRESERVATION PLAN, RIGHTS ISSUED TO, OR BENEFICIALLY OWNED BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE TAX BENEFIT PRESERVATION PLAN), WHETHER CURRENTLY BENEFICIALLY OWNED BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BE NULL AND VOID. AS SET FORTH IN THE TAX BENEFITS PRESERVATION PLAN, THE EXERCISE AND TRANSFER OF RIGHTS ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS.
RIGHT CERTIFICATE

FIDELITY SOUTHERN CORPORATION
This Right Certificate certifies that                     , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the holder (upon the terms and subject to the conditions set forth in the Tax Benefits Preservation Plan dated as of November 19, 2010, as the same may be amended from time to time (the “Rights Plan”) between Fidelity Southern Corporation, a Georgia corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agent”)) to purchase from the Company, at any time after a Distribution Date and prior to the Expiration Date, one one-millionth of a fully paid, nonassessable share of Series B Participating Cumulative Preferred Stock (the “Preferred Stock”) of the Company at a purchase price of $30.00 per one one-millionth of a share (the “Purchase Price”), payable in lawful money of the United States of America, upon surrender of this Right Certificate, with the form of election to purchase and related certificate duly executed, and payment of the Purchase Price at an office of the Rights Agent designated for such purpose.
Terms used herein and not otherwise defined herein shall have the meanings given to them in the Rights Plan.
The number of Rights evidenced by this Right Certificate (and the number and kind of shares issuable upon exercise of each Right) and the Purchase Price set forth above are as of November 19, 2010, and may have been or in the future be adjusted as a result of the occurrence of certain events, as more fully provided in the Rights Plan.

If the Rights evidenced by this Right Certificate are Beneficially Owned by an Acquiring Person after an Acquiring Person has become such, such Rights shall become null and void without any further action, and no holder hereof shall have any rights whatsoever with respect to such Rights. If the Rights evidenced by this Right Certificate are beneficially owned by (a) a transferee of Rights Beneficially Owned by such Acquiring Person who (i) becomes a transferee after a Stock Acquisition Date of Rights owned by the relevant Acquiring Person (or an Associate thereof) on the Stock Acquisition Date or (ii) becomes a transferee prior to or concurrently with a Stock Acquisition Date and, in the case of this clause (ii), receives such Rights (A) with actual knowledge that the transferor is or was an Acquiring Person (or an Associate of an Acquiring Person) or (B) pursuant to either (I) a transfer (whether or not for consideration) from the Acquiring Person (or an Associate thereof) to holders of equity interests in such Acquiring Person (or an Associate thereof) or to any Person with whom the Acquiring Person (or an Associate thereof) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer which the board of directors determines in good faith is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of these transfer restrictions, such Rights shall become null and void without any further action, and no holder hereof shall have any rights whatsoever with respect to such Rights.
No holder of the Rights evidenced by this Rights Certificate may exercise, and such Rights shall not be exercisable so long as they are held by such holder, such Rights to the extent that such exercise would contravene any applicable law or regulation or require any filing with, notice to or action by or in respect of any governmental or regulatory authority unless and until such filling, notice or action has been made, taken or obtained. No Rights evidenced by this Rights Certificate may be transferred unless such transfer complies with all applicable laws and regulations (including with respect to the identity of the proposed transferee, the manner of transfer and any required filing with, notice to or action by or in respect of any governmental or regulatory authority).
This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Plan.
At any time after a Distribution Date and prior to the Expiration Date, any Right Certificate or Certificates may, upon the terms and subject to the conditions set forth below in the Rights Plan, upon surrender at the office of the Rights Agent designated for such purpose, be transferred or exchanged for another Right Certificate or Certificates evidencing a like number of Rights as the Right Certificate or Certificates surrendered. Any registered holder desiring to transfer or exchange any Right Certificate or Certificates shall surrender such Right Certificate or Certificates (with, in the case of a transfer, the form of assignment and certificate on the reverse side thereof duly executed) to the Rights Agent at the office of the Rights Agent designated for such purpose.

Subject to the provisions of the Rights Plan, the Board of Directors of the Company may, at its option,
•
at any time on or prior to a Distribution Date redeem all but not less than all of the then outstanding Rights at a redemption price of $0.000001 per Right, as may be adjusted pursuant to the Rights Plan; or

•
at any time on or after a Stock Acquisition Date exchange all or part of the then outstanding Rights (which shall not include Rights that have become null and void pursuant to Section 6(e) of the Rights Plan) for fractional shares of Preferred Stock at an exchange ratio of one millionth of a share of Preferred Stock per Right, as may be adjusted pursuant to the Rights Plan or for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, as may be adjusted pursuant to the Rights Plan. If the Rights shall be exchanged in part, the holder of this Right Certificate shall be entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exchanged.

The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are multiples of one one-millionth of a share of Preferred Stock) upon the exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are multiples of one one-millionth of a share of Preferred Stock). In lieu of any such fractional shares of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised an amount in cash equal to the same fraction of the current market price of one one-millionth of a share of Preferred Stock. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exercised.
No holder of this Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company (including any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Plan), to receive dividends or subscription rights, or otherwise) until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Plan.
This Right Certificate shall not be valid or binding for any purpose until it shall have been countersigned by the Rights Agent.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal by its authorized officers.
Dated as of                     , 20

FIDELITY SOUTHERN CORPORATION

By:

Name:

Title:

Attest:

Name:

Title:

Countersigned:
MELLON INVESTOR SERVICES LLC, as Rights Agent

By:

Name:

Title:

Form of Reverse Side of Right Certificate
FORM OF ASSIGNMENT
(To be executed if the registered holder desires to transfer the Right Certificate.)
FOR VALUE RECEIVED                                                                                      hereby sells, assigns and transfers unto                                                                                       (Please print name and address of transferee) Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Right Certificate on the books of the within named Company, with full power of substitution.
Dated:                     , 20

Signature

Medallion Signature Guaranteed:

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s Rights Agent.

CERTIFICATE
The undersigned hereby certifies by checking the appropriate boxes that:
1.
the Rights evidenced by this Right Certificate ☐ are ☐ are not Beneficially Owned by an Acquiring Person and ☐ are ☐ are not being assigned by or on behalf of a Person who is or was an Acquiring Person or an Associate of an Acquiring Person (as such terms are defined in the Rights Plan); and

2.
after due inquiry and to the best knowledge of the undersigned, it ☐ did ☐ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Associate of an Acquiring Person.

Dated:                     , 20

Signature
The signatures to the foregoing Assignment and Certificate must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE
(To be executed if the registered holder desires to exercise Rights represented by the Right Certificate.)
To: Fidelity Southern Corporation
The undersigned hereby irrevocably elects to exercise Rights represented by this Right Certificate to purchase shares of Preferred Stock issuable upon the exercise of such Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such securities be issued in the name of and delivered to:
                                                                                  (Please insert social security or other identifying number)
                                                                                  (Please print name and address)
If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
                                                                                  (Please insert social security or other identifying number)
                                                                                  (Please print name and address)
Dated:                     , 20

Signature

Medallion Signature Guaranteed:

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s Rights Agent.

CERTIFICATE
The undersigned hereby certifies by checking the appropriate boxes that:
1.
the Rights evidenced by this Right Certificate ☐ are ☐ are not Beneficially Owned by an Acquiring Person and ☐ are ☐ are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Associate of an Acquiring Person (as such terms are defined in the Rights Plan); and

2.
after due inquiry and to the best knowledge of the undersigned, it ☐ did ☐ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Associate of an Acquiring Person.

Dated:                     , 20

Signature
The signature to the foregoing Election to Purchase and Certificate must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.